Exhibit 99.1

Eyenovia Announces FDA Acceptance of IND Application for MicroPine

to Reduce the Progression of Myopia

On track to initiate Phase III trial in H1 2019

New York, NY – February 6, 2019 – Eyenovia, Inc. (NASDAQ: EYEN), a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print delivery technology, today announced that the U.S. Food and Drug Administration (FDA) has accepted the Company’s Investigational New Drug (IND) application to initiate the CHAPERONE study - the Company's Phase III registration trial of MicroPine to reduce the progression of myopia in children.

Currently, there are no FDA-approved therapies to slow the progression of myopia, a condition that, if uncontrolled, can in some cases be associated with major pathologic changes such as retinal atrophy, macular staphylomas, retinal detachment and visual impairment. It is estimated that approximately 9% of children in the United States have myopia resulting in a potential U.S. market for MicroPine of approximately $5 billion. Outside of the United States, we estimate the market potential for MicroPine is even larger – with up to approximately 80% of children starting out myopic in Asian markets. There is a growing body of evidence that supports the therapeutic effect of low dose atropine, potentially slowing myopia progression by 60-70%2-3.

“We are very pleased to have received FDA acceptance of our IND application for the Phase III registration trial for our MicroPine program. This acceptance allows us to initiate Phase III trial enrollment in the first half of 2019. Our work in this area follows in the footsteps of the ATOM 1, ATOM 2, and LAMP clinical studies performed by academic-collaborative groups. The American Academy of Ophthalmology recently cited Level 1 evidence4 that topical lower doses of atropine treatment have demonstrated robust and sustained effect in slowing progressive myopia by up to 60-70%,” commented Dr. Sean Ianchulev, Eyenovia’s Chief Executive Officer and Chief Medical Officer. “We believe that by combining the knowledge gained from these studies with our OpteJet™, high-precision piezo-print microdose technology, we have the opportunity to potentially change the odds of progressive myopia.”

The CHAPERONE study is a U.S.-based, multi-center, randomized, double-masked trial that will enroll more than 400 children between 5-12 years of age. Participants will be equally randomized to receive treatment with either of two MicroPine treatment concentrations or a placebo control arm.

About Eyenovia

Eyenovia, Inc. (NASDAQ: EYEN) is a clinical stage ophthalmic biopharmaceutical company developing a pipeline of microdose therapeutics utilizing its patented piezo-print delivery technology. Eyenovia’s pipeline is currently focused on the late-stage development of microdosed medications for mydriasis, myopia progression, glaucoma, and other eye diseases. For more Information please visit www.eyenoviabio.com.

About MicroPine for Progressive Myopia

MicroPine is Eyenovia's first-in-class topical treatment for progressive myopia, a back-of-the-eye disease. Progressive myopia is estimated to affect close to 5 million patients in the United States who suffer from uncontrolled axial elongation of the sclera leading to increasing levels of myopia and in some cases major pathologic changes such as retinal atrophy, macular staphylomas, retinal detachment and visual impairment. Early dose finding studies by collaborative academic groups have demonstrated high therapeutic potential with low dose atropine which can reduce myopia progression by 60–70% with a sustained effect through three years. A recent therapeutic evidence assessment and review by the American Academy of Ophthalmology indicates Level 1 (highest) evidence of efficacy for the role of low dose atropine for progressive myopia (Ophthalmology 2017;124:1857-1866; Ophthalmology 2016; 123(2) 391:399).

Feasibility Dose-finding atropine Studies: ATOM 1; ATOM 2 (Independent Collaborative Group Trials)

Upcoming Milestone: MicroPine Phase III Trial First Patient In H1 2019

About MicroStat for Mydriasis

MicroStat is Eyenovia's first-in-class fixed-combination micro-formulation product (phenylephrine-tropicamide) candidate for pharmacologic mydriasis (eye dilation), which is targeted to address the growing needs of the estimated 80 million office-based comprehensive and diabetic eye exams performed every year in the United States, as well as the estimated 4 million pharmacologic mydriasis applications for cataract surgery. We are developing MicroStat to help improve efficacy, usability and tolerability of pharmacologic mydriasis.

Feasibility Dose-finding Studies: MicroStat Ph I/II; MicroStat Ph II

Registration Studies: MicroStat MIST-1 Phase III

Upcoming Milestone: MicroStat MIST-2 Phase III Results / NDA Filing in Q1 2020

About MicroProst for Glaucoma

MicroProst is Eyenovia's proprietary latanoprost formulation product candidate, which is being developed as a first-line treatment for the reduction of IOP in patients with Chronic Angle Closure Glaucoma (CACG), as well as Ocular Hypertension and Primary Open Angle Glaucoma (POAG). Currently, there are no FDA-approved therapies specifically indicated for CACG, which accounts for an estimated 10% and 50% of all glaucoma diagnoses in the United States and China, respectively. We believe there are close to 700,000 patients with CACG in the United States and more than 3.5 million with POAG for whom chronic, often life-long medication therapy is required.

Feasibility Dose-Finding Studies: MicroProst Phase II PG21

Upcoming Milestone: MicroProst Phase III Trial First Patient In H1 2019

About MicroTears OTC for Dry Eye

MicroTears is a micro-droplet ocular surface tear replenishment product candidate for the estimated $2 billion+ (200 million units) global annual OTC artificial tear market.

Upcoming Milestone: OTC Registration H1 2019

About OpteJet and MicroRx Ocular Therapeutics

Eyenovia's OpteJet microdose formulation and delivery platform for ocular therapeutics uses high-precision piezo-print technology to deliver 6 – 8 μL of drug, consistent with the capacity of the tear film of the eye. We believe the volume of ophthalmic solution administered with the OpteJet is less than 75% of that delivered using conventional eyedroppers, thus reducing overdosing and exposure to drug and preservatives. Eyenovia's patented microfluidic ejection technology is designed for gentle ocular surface delivery in less than 80 milliseconds, beating the ocular blink reflex. The OpteJet's targeted delivery system has demonstrated 85% topical delivery efficacy compared to 40-50% with the conventional eyedropper, and its smart electronics and mobile e-health technology are designed to track and enhance patient compliance.

References

1. Pan CW, Ramamurthy D, Saw SM. Worldwide prevalence and risk factors for myopia. Ophthalmic Physiol Opt. 2012;32:3e16.

2. Chua WH, Balakrishnan V, Chan YH, Tong L, Ling Y, Quah BL, Tan D. Atropine for the treatment of childhood myopia. Ophthalmology. 2006;113(12):2285–2291.

3. Chia A, Chua WH, Cheung YB, Wong WL, Lingham A, Fong A, Tan D. Atropine for the treatment of childhood myopia: safety and efficacy of 0.5%, 0.1%, and 0.01% doses (atropine for the treatment of myopia 2). Ophthalmology. 2012;119:347–354.

4. Stacy L. Pineles, MD,1 Raymond T. Kraker, MSPH,2 Deborah K. VanderVeen, MD,3 Amy K. Hutchinson, MD,4 Jennifer A. Galvin, MD,5 Lorri B. Wilson, MD,6 Scott R. Lambert, MD. Atropine for the Prevention of Myopia Progression in Children. A Report by the American Academy of Ophthalmology. Ophthalmology 2017;124:1857-1866.

Forward Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: risks involved in clinical trials, including, but not limited to, the initiation, timing, progress and results of such trials; the timing and our ability to submit applications for, and obtain and maintain regulatory approvals for, our product candidates, and to raise money, including in light of U.S. government shut-downs; our ability to develop and implement commercialization, marketing and manufacturing capabilities and strategies; the potential advantages of our product candidates; the rate and degree of market acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; intellectual property risks; the impact of government laws and regulations; and our competitive position. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Caution: New Drug―Limited by Federal (United States) law to investigational use.

Company Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenoviabio.com

Investor Contact:

Tram Bui / Alexander Lobo

The Ruth Group

646-536-7035/7037

tbui@theruthgroup.com / alobo@theruthgroup.com

Media Contact:

The Ruth Group

Kirsten Thomas

508-280-6592

kthomas@theruthgroup.com